UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2013

MILESTONE SCIENTIFIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Effective July 3, 2013, Milestone Scientific Inc. (the “Company”) and Tri-anim Health Services, Inc. (“Tri-anim”) entered into a Master Supply and Distribution Agreement (“Distribution Agreement”) pursuant to which Tri-anim was granted the exclusive rights to market, resell, label and distribute the Company’s injection technology for use in epidural applications for childbirth and other pain management needs for a period of three years. The Distribution Agreement provides for a minimum purchase of 500 instruments at $3,500 per instrument during the first 18 months following FDA approval of the Company’s 510-K application and covers hospitals, acute care facilities and home health care in the U.S., not including pain management clinics that are not affiliated with hospitals.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Master Supply and Distribution Agreement, dated July 3, 2013, between Milestone Scientific Inc. Tri-anim Health Services, Inc.

99.1	Press Release dated July 9, 2013 announcing entry into the Master Supply and Distribution Agreement between Milestone Scientific Inc. Tri-anim Health Services, Inc.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer

Dated: July 9, 2013

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